UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01              Regulation FD Disclosure

Sanchez Energy Corporation (the “Company”) is currently in advanced discussions with certain of its bondholders and other stakeholders regarding a comprehensive restructuring plan to reduce the Company’s debt and strengthen its overall financial flexibility, although no assurances can be given as to the timing or outcome of this process.  In connection with these ongoing discussions, on July 15, 2019, the Company elected to defer making an interest payment of approximately $35.2 million on the Company’s 6.125% Senior Notes due 2023 (the “6.125% Notes”).  The indenture governing the 6.125% Notes provides for a 30-day grace period, which expires on August 14, 2019, to make the scheduled interest payment before such non-payment constitutes an “event of default” under the indenture, which would entitle the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the outstanding 6.125% Notes to accelerate the maturity thereof. The Company’s decision regarding how much of the applicable grace period to use, whether to make the interest payment or the election to pursue a restructuring alternative will be evaluated based on various factors, including the results of the aforementioned discussions with its stakeholders.

Attached as Exhibit 99.1, which is incorporated herein by reference to this Form 8-K, is a copy of the Company’s press release relating to its election to defer the 6.125% Notes interest payment and ongoing restructuring efforts.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Forward Looking Statements

This Form 8-K contains “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, the Company’s ability to successfully execute its business and financial strategies, including a comprehensive restructuring plan and its impact on the Company’s debt or financial flexibility.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to, the outcome of discussions with the Company’s stakeholders and other factors described in the Company’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Further information on such assumptions, risks and uncertainties is available in the Company’s filings with the SEC.  The Company’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events anticipated by the Company’s forward-looking statements may not occur, and, if any of such events do occur, the Company may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of the Company’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Exhibit

99.1	Press Release dated July 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: July 15, 2019	By:	/s/ Cameron W. George
		Name:	Cameron W. George
		Title:	Executive Vice President and Chief Financial Officer